Exhibit 10.32

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***)

December 30, 2020
Liberty Oilfield Services, LLC
950 17th Street, Suite 2000
Denver, Colorado 80202

Re: Master Product Purchase Agreement and Ancillary Agreements

Dear Sir or Madam:

This letter agreement is in regards to: (i) that certain Master Product Purchase Agreement, by and between Smart Sand, Inc. (“Smart Sand”) and Liberty Oilfield Services, LLC (“Liberty”), dated March 8, 2017, as amended by that certain First Amendment to Master Product Purchase Agreement, dated effective as of May 1, 2017, and those certain letter agreements entered into by the parties from time to time (as amended, the “PPA”); (ii) that certain Railcar Usage Agreement, dated March 8, 2017, as amended by that certain First Amendment to Railcar Usage Agreement, dated effective as of May 1, 2017, and those certain letter agreements entered into by the parties from time to time (as amended, the “RUA”); and (iii) that certain Transportation and Transloading Services Agreement, dated August 7, 2018, by and between Smart Sand, SSI Bakken I, LLC, and Liberty, as amended by those certain letter agreements entered into by the parties from time to time (as amended, the “Transloading Agreement”). All capitalized terms contained in this letter agreement and not otherwise defined shall have the meanings ascribed to such terms in the PPA, RUA and Transloading Agreement, as applicable.

Per our discussion, Smart Sand and Liberty each hereby agrees to the following:

1.As of September 30, 2020, there was *** Quarterly Net Tons that were not paid for in a Quarterly Shortfall Payment (“Unpurchased Products”) and *** outstanding Deferred Tons (“Deferred Tons”, and together with the Unpurchased Products, the “Combined Unpurchased Products”), and the amount payable for such Combined Unpurchased Products (i.e. *** tons) was ***, as set forth in SSI Invoices 2020LIB0704 (***) and 2020LIB0673 (***). Since October 1, 2020, Liberty has purchased an amount of Products exceeding the Deferred Tons, and the Deferred Tons have been reduced to zero.

2.On or prior to January 4, 2021, Liberty shall pay to Smart Sand an amount equal to *** for the Unpurchased Products (the “Unpurchased Products Payment”). Smart Sand and Liberty each hereby agrees that the Unpurchased Products Payment represents the full amount due and payable by Liberty for the Unpurchased Products under the PPA, and upon payment of such amounts (i) SSI Invoices 2020LIB0704 and 2020LIB0673 shall be cancelled, and (ii) neither party shall have any further obligations under the PPA except as expressly set forth herein.

3.Notwithstanding anything to the contrary contained in the PPA, RUA and Transloading Agreement, during the period commencing on December 1, 2020 and ending on March 31, 2021 (the “Purchase Period”), Liberty may, at its option, purchase all or any portion of the Unpurchased Products, provided, however, that in no event will Smart Sand be required to provide to Liberty, in any given month during the Purchase Period, an aggregate amount of Products exceeding *** tons. The price of the Unpurchased Products during the Purchase Period shall be: (i) for Unpurchased Products purchased from Smart Sand’s Oakdale, Wisconsin facility and Byron, Wisconsin facility, *** for each ton of Unpurchased Products; and (ii) for Unpurchased Products purchased from Smart Sand’s Van Hook, ND rail facility, the prices payable for Services under the Transloading Agreement shall be ***/ton, which amount is inclusive of amounts due for Unpurchased Products under the PPA. Liberty shall be eligible for a credit equal to *** for each ton of Unpurchased Products purchased during the Purchase Period. The ***/ton railcar usage fee set forth in Section 1.A. of the RUA shall be waived with respect to any Unpurchased Products purchased hereunder. The pricing and credits described herein shall cease upon the earlier of (i) the date on which the Purchase Period expires, and (ii) the date on which the Unpurchased Products have been purchased in full by Liberty. If Liberty does not purchase all of the Unpurchased Products prior to the expiration of the Purchase Period, Liberty shall not be entitled to any refund of any portion of the Unpurchased Products Payment or any other amounts paid to Smart Sand. Liberty shall forfeit any right to purchase and receive any Unpurchased Products that Liberty has not purchased prior to the expiration of the Purchase Period.

4.The PPA expired by its own terms on September 30, 2020. Notwithstanding anything to the contrary contained in the PPA, RUA or Transloading Agreement, subject to the payment in full of the Unpurchased Products Payment, the terms of the PPA, RUA and Transloading Agreement shall be extended until the earlier of (i) the date on which the Purchase Period expires and all amounts due and owing to Smart Sand hereunder have been paid in full by Liberty, and (ii) the date on which the Unpurchased Products have been purchased and paid for in full by Liberty. Notwithstanding the extension of the terms of the PPA, RUA and Transloading Agreement, the Minimum Tons per Year in the PPA and the Minimum Van Hook Volume in the Transloading Agreement shall no longer apply. The obligations of Smart Sand under this letter agreement (including providing the credits set forth herein) are conditioned upon timely payment by Buyer in accordance with the terms of this letter agreement. For the avoidance of doubt, any credits provided to Liberty in connection with the purchase of Unpurchased Products prior to the payment of the Unpurchased Products Payment may, in Smart Sand’s sole discretion, be reversed after January 4, 2021 if the Unpurchased Products Payment is not paid in full, and such reversed credits shall become immediately due and payable by Liberty.

5.Except as expressly set forth in this letter agreement, all of the terms and conditions of the PPA, RUA and Transloading Agreement shall remain unchanged and the parties agree to revive such PPA, RUA and Transloading Agreement for the Purchase Period only.

[signature page follows]

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below and returning it to me. This letter agreement may be executed in counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original and both of which together shall constitute one and the same agreement.

SMART SAND, INC.

By: _/s/ John Young_____________________
John Young, Chief Operating Officer

SSI BAKKEN I, LLC

By: __/s/ John Young_____________________
John Young, Chief Operating Officer

Confirmed, acknowledged and agreed to this 31st day of December, 2020:

LIBERTY OILFIELD SERVICES, LLC

By: _/s/ Ronald Gusek____________________
Name: Ronald Gusek
Title: President